Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance

AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-3	2.8900%	190,443,000.00	179,168,000.00	445,879.48	6,850,000.00	0.00	6,850,000.00	7,295,879.48	172,318,000.00
Factors per Thousand				2.34127524	35.96876756		35.96876756	38.31004279	904.82716613

MS-1	3.6600%	22,084,000.00	14,805,220.02	46,661.12	785,143.33	0.00	785,143.33	831,804.45	14,020,076.69
Factors per Thousand				2.11289259	35.55258694		35.55258694	37.66547953	634.85223193

MS-2	4.0600%	23,463,000.00	15,730,546.28	54,995.74	834,214.79	0.00	834,214.79	889,210.53	14,896,331.49
Factors per Thousand				2.34393471	35.55448110		35.55448110	37.89841580	634.88605421

BS	5.8100%	12,423,000.00	8,327,936.27	41,665.13	441,643.13	0.00	441,643.13	483,308.26	7,886,293.14
Factors per Thousand				3.35387024	35.55044112		35.55044112	38.90431136	634.81390485

Pool I		527,258,000.00	218,031,702.57	589,201.47	8,911,001.25	0.00	8,911,001.25	9,500,202.72	209,120,701.32
Totals				1.11748228	16.90064684		16.90064684	18.01812911	396.61930463

AN	3.3100%	55,395,000.00	15,486,598.56	44,141.11	708,286.22	0.00	708,286.22	752,427.33	14,778,312.34
Factors per Thousand				0.32035526	5.14040568		12.78610375	13.58294666	266.78061811

MN	4.0600%	2,229,000.00	1,241,292.25	4,339.70	56,771.03	0.00	56,771.03	61,110.73	1,184,521.22
Factors per Thousand				0.03149549	0.41201724		25.46928295	27.41620906	531.41373710

BN	5.8100%	4,457,000.00	3,290,758.15	16,463.85	159,470.56	0.00	159,470.56	175,934.41	3,131,287.59
Factors per Thousand				0.11948682	1.15736177		35.77979872	39.47372897	702.55498990

Pool II		62,081,000.00	20,018,648.96	64,944.66	924,527.81	0.00	924,527.81	989,472.47	19,094,121.15
Totals				0.12317435	1.75346379		14.89228282	15.93841062	307.56787342

Totals		589,339,000.00	238,050,351.53	654,146.13	9,835,529.06	0.00	9,835,529.06	10,489,675.19	228,214,822.47

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	445,879.48	2.8900%	0.00	0.00	0.00	0.00
MS-1	46,661.12	3.6600%	0.00	0.00	0.00	0.00
MS-2	54,995.74	4.0600%	0.00	0.00	0.00	0.00
BS	41,665.13	5.8100%	0.00	0.00	0.00	0.00
AN	44,141.11	3.3100%	0.00	0.00	0.00	0.00
MN	4,339.70	4.0600%	0.00	0.00	0.00	0.00
BN	16,463.85	5.8100%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	11,571,809.40
Monthly Advances	0.00
Transfer from Rounding Account	12,109.34
Reimburse Rounding Account	(11,716.77)
(Servicing Fee)	(74,425.64)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	11,497,776.34

Bond Interest Distributed	589,201.47
Bond Principal Distributed	8,911,001.25
Escrow Fee	27,253.96
Amounts transferred to the Owner Trustee	1,970,319.66

11,497,776.34

Prior Three Months Weighted Average Loan Interest Rate

12/31/04	01/31/05	02/28/05
6.3860%	6.7154%	6.7159%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		241,172,155.60
Aggregate Ending Principal Balance of Loans		233,667,944.87
Principal Prepayments (No. / Amt)	7	6,211,098.13
Curtailments		644,668.64
Excess and Monthly Payments		648,443.96
Recoveries on Previous Realized Losses		2,739,313.21
Interest Received		1,328,285.46
Compensating Interest		4,687.23
Realized Losses (Current / Cumulative)	0.00	37,098,563.83
Excess Spread		3,376,717.60
Spread Amount		24,547,243.55
Specified Subordinated Amount		24,535,134.21

Weighted Average Business Loan Interest Rate		6.7108%
LIBOR Rate		2.8100%
Auction Rate		2.8900%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	998,311.76
Monthly Advances	0.00
(Servicing Fee)	(8,005.18)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	990,306.58

Bond Interest Distributed	64,944.66
Bond Principal Distributed	924,527.81
Escrow Fee	834.11
Amounts transferred to the Owner Trustee	0.00

990,306.58

Prior Three Months Weighted Average Loan Interest Rate

12/31/04	01/31/05	02/28/05
6.6454%	7.0978%	7.0973%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		23,643,661.93
Aggregate Ending Principal Balance of Loans		22,562,308.92
Principal Prepayments (Number / Amount)	2	575,835.54
Curtailments		0.00
Excess and Monthly Payments		286,710.41
Recoveries on Previous Realized Losses		(6,272.13)
Interest Received		142,037.94
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	218,807.06	9,000,907.27
Excess Spread		61,981.86
Spread Amount		4,230,432.92
Specified Subordinated Amount		4,230,432.92
LOC Available Amount		762,245.15
LOC Available Amount as percentage of Pool Principal Balance		3.99%
Weighted Average Business Loan Interest Rate		7.0870%
LIBOR Rate		2.8100%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Exhibit L

Outstanding Balance — Pool I	233,667,944.87
# Accounts	357

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	171	118,030,951.84	50.51%
Delinquent 30-59 Days	4	3,426,569.12	1.47%
Delinquent 60-89 Days	2	2,221,159.07	0.95%
Delinquent 90 and Over	4	2,210,033.34	0.95%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	181	125,888,713.37	53.88%

Outstanding Balance — Pool II	22,562,308.92
# Accounts	76

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	25	7,712,215.74	34.18%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	1	101,002.65	0.45%
Delinquent 90 and Over	0	0.00	0.00%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	26	7,813,218.39	34.63%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	941	670	670	670	414
(iii)	0	0	36	36	36	36	17
(v)	0	0	2	2	2	3	1
(vi)	0	0	33	0	0	0	12
(vii)	0	0	3	0	0	0	1
(viii)	0	0	3	0	0	0	1
(xv) (a, b & c)	0	0	905	635	635	635	397

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	280	557	738	322
(iii)	13	25	36	15
(v)	1	2	4	1
(vi)	10	0	0	9
(vii)	0	0	0	0
(viii)	5	0	0	5
(xv) (a, b & c)	267	531	703	308

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By:	/s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300